UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2012

JMG Exploration, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32438 (Commission File Number)	20-1373949 (IRS employer identification no.)
600 Brand Blvd., Suite 230, Glendale, CA	91203
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(818) 649-5710

180 South Lake Ave. Seventh Floor, Pasadena, CA  91101

(Registrant’s former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Report on Form 8-K/A amends the Current Report on Form 8-K filed by the registrant on September 6, 2012. The following amends Item 9.01 - Financial Statements and Exhibits disclosure in its entirety.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can often be identified by terminology such as may, will, should, expect, plan, intend, expect, anticipate, believe, estimate, predict, potential or continue, the negative of such terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of JMG Exploration Inc. (“JMG”, “we”, “us” or the “Company”), or developments in the Company’s industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of natural gas prices and the sufficiency of cash to fund ongoing operations. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the risks and uncertainties described under “Risk Factors” of the Current Report on Form 8-K. Certain of the forward-looking statements contained in this Report are identified with cross-references to this section and/or to specific risks identified under “Risk Factors.” We undertake no obligation to update any forward-looking statements after the date of this Report, whether as a result of new information, future events or otherwise.

The risk factors referred to in this Report could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties described below are not the only ones we face. New factors emerge from time to time, and it is not possible for us to predict which will arise. There may be additional risks not presently known to us or that we currently believe are immaterial to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this Report are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

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Item 8.01. Other Events.

The Company is filing this Amendment No. 1 to the initial Current Report on Form 8-K filed by the Company on September 6, 2012 to include historical audited and unaudited financial statements and pro forma financial information related to the acquisition of the Purchased Assets as required by Item 9.01 of Form 8-K.

Item 9.01 - Financial Statements and Exhibits

Financial Statements of Business Acquired

Ad-Vantage Networks, Inc. – A Development Stage Enterprise
Report of Independent Registered Public Accounting Firm	F-6
Balance Sheets as of June 30, 2012 (unaudited), December 31, 2011 and 2010	F-7

Statements of Operations for the six months ended June 30, 2012 and 2011 (unaudited), the year ended December 31, 2011, the period from February 23, 2010 (Date of Inception) through December 31, 2010 and the period from February 23, 2010 (Date of Inception) through December 31 2011.

F-8

Statement of Cash Flows for the six months ended June 30, 2012 and 2011 (unaudited), the year ended December 31, 2011, the period from February 23, 2010 (Date of Inception) through December 31, 2010 and the period from February 23, 2010 (Date of Inception) through December 31 2011.

F-9

Statement of Changes in Stockholders’ Equity for the period from February 23, 2010 (Date of Inception) through December 31, 2010, for the year ended December 31, 2011 and for the six months ended June 30, 2012 (unaudited)

F-10
Notes to Financial Statements	F-11

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG Exploration, Inc.

Dated: October 12, 2012	By:	/s/ David Grant
David Grant
Chief Executive Officer

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Ad-Vantage Networks, Inc.

(A Development Stage Company)

Financial Statements

As of June 30, 2012 (unaudited), December 31, 2011 and 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Ad-Vantage Networks, Inc.

We have audited the accompanying balance sheets of Ad-Vantage Networks, Inc. as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2011 and for the period from February 23, 2010 (Date of Inception) through December 31, 2010 and 2011, respectively. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ad-Vantage Networks, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011, and for the period from February 23, 2010 (Date of Inception) through December 31, 2010 and 2011, respectively, in conformity with accounting principles generally accepted in the United States of America.

/s/ Hein & Associates LLP

Irvine, California

September 28, 2012

Ad-Vantage Networks, Inc.

(A Development Stage Company)

BALANCE SHEETS

as of June 30, 2012 (unaudited), December 31, 2011 and 2010

	(Unaudited) June 30,	December 31,
	2012	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$ 350,476	$ 648,471	$ 362,442
Accounts receivable	1,359	2,582	-
Prepaid expenses	9,801	13,177	1,594
Total current assets	361,636	664,230	364,036
Property and equipment, net of depreciation	63,455	26,674	-
Patents	208,559	141,463	47,093
Deposits	9,950	-	-
Other assets	1,006	-	-
Total Assets	$ 644,606	$ 832,367	$ 411,129
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$ 208,433	$ 84,171	$ 10,777
Total Current Liabilities	208,433	84,171	10,777
Total Liabilities	208,433	84,171	10,777
Commitments and Contingencies (Note 5)
Stockholders’ equity:
Series A preferred stock, $0.001 par value, 3,660,712 and 3,492,061 shares issued and outstanding at June 30, 2012 (unaudited) and December 31, 2011 and 2010; liquidation preference of $664,945 and $616,000 as of June 30, 2012 (unaudited) and December 31, 2011, respectively	3,661	3,492	3,492
Series B preferred stock, $0.001 par value, 2,191,838 issued and outstanding at June 30, 2012 (unaudited) and December 31, 2011; liquidation preference of $1,052,800 and $1,013,333 as of June 30, 2012 (unaudited) and December 31, 2011, respectively	2,192	2,192	-
Series C preferred stock, $0.001 par value, 528,070 issued and outstanding at June 30, 2012 (unaudited); liquidation preference of $609,706 as of June 30, 2012 (unaudited)	528	-	-
Common stock – $0.001 par value, 30,000,000 shares authorized, 10,616,769 and 10,431,165 shares issued and outstanding at June 30, 2012 (unaudited) , December 31, 2011 and 2010, respectively	10,617	10,431	10,431
Additional paid-in capital	2,329,748	1,642,742	625,557
Accumulated deficit during development stage	(1,910,573)	(910,661)	(239,128)
Total Stockholders’ Equity	436,173	748,196	400,352
Total Liabilities and Stockholders’ Equity	$ 644,606	$ 832,367	$ 411,129

The accompanying notes are an integral part of these financial statements.

Ad-Vantage Networks, Inc.

(A Development Stage Company)

STATEMENTS OF OPERATIONS

for the six months ended June 30, 2012 and 2011 (unaudited),

the year ended December 31, 2011,

for the period from February 23, 2010 (Date of Inception) through December 31, 2010 and for the period from February 23, 2010 (Date of Inception) through December 31, 2011

	(Unaudited) Six months ended June 30,		For the year ended December 31,	For the period from February 23, 2010 (Date of Inception) through December 31,
	2012	2011	2011	2010	2011
Revenues	$ 6,365	$ -	$ 2,582	$ -	$ 2,582
Cost of goods sold	5,579	-	1,291	-	1,291
Gross profit	786	-	1,291	-	1,291

Expenses
Professional expenses	52,068	4,489	16,733	19,686	36,419
Rent	38,607	-	-	-	-
Depreciation	9,960	361	2,276	-	2,276
Salary and other compensation expense	491,280	8,931	136,225	76,572	212,797
Research and development expenses	95,684	59,827	134,296	78,002	212,298
Consulting and outside services	202,190	127,655	318,623	50,000	368,623
Advertising	21,429	-	-	-	-
Other general and administrative	88,280	23,945	62,660	15,531	78,191
Total expenses	999,498	225,208	670,813	239,791	910,604
Total operating loss	(998,712)	(225,208)	(669,522)	(239,791)	(909,313)

Other Income and Expense
Interest income	-	416	443	663	1,106
Interest expense	-	-	(1,900)	-	(1,900)
Total other income and expense	-	416	(1,457)	663	(794)
Net loss before taxes	(998,712)	(224,792)	(670,979)	(239,128)	(910,107)
Taxes	(1,200)	-	(554)	-	(554)
Net loss	$ (999,912)	$ (224,792)	$ (671,533)	$ (239,128)	$ (910,661)

The accompanying notes are an integral part of these financial statements.

Ad-Vantage Networks, Inc.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

for the six months ended June 30, 2012 and 2011 (unaudited),

the year ended December 31, 2011,

for the period from February 23, 2010 (Date of Inception) through December 31, 2010 and for the period from February 23, 2010 (Date of Inception) through December 31, 2011

	(Unaudited) Six months ended June 30,		For the year ended December 31,	For the period from February 23, 2010 (Date of Inception) through December 31,
	2012	2011	2011	2010	2011
OPERATING
Net loss	$ (999,912)	$ (224,792)	$ (671,533)	$ (239,128)	$ (910,661)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	9,960	361	2,276	-	2,276
Fair value of common stock and common stock warrants issued for services rendered	-	-	-	82,669	82,669
Stock based compensation	30,092	8,931	19,378	6,811	26,189
Decrease in accounts receivable	1,223	-	(2,582)	-	(2,582)
Increase in other assets	(1,006)	-	-	-	-
Decrease in prepaid legal expenses	3,376	1,594	(11,583)	(1,594)	(13,177)
Increase in security deposits	(9,950)	-	-	-	-
Increase (decrease) in accounts payable and accrued expenses	124,262	16,417	73,394	10,777	84,170
Cash used in operating activities	(841,955)	(197,489)	(590,650)	(140,465)	(731,115)
INVESTING
Purchase of property and equipment	(46,741)	(4,386)	(28,950)	-	(28,950)
Patent costs	(60,096)	(18,342)	(94,370)	(47,093)	(141,463)
Cash used in investing activities	(113,837)	(22,728)	(123,320)	(47,093)	(170,413)
FINANCING
Loan proceeds	-	-	110,000	-	110,000
Loan payments	-	-	(110,000)	-	(110,000)
Exercise of warrants and options	55,797	-	-	-	-
Net proceeds from issuance of preferred stock	602,000	-	999,999	550,000	1,549,999
Cash provided by financing activities	657,797	-	999,999	550,000	1,549,999
Net increase in cash and cash equivalents	(297,995)	(220,217)	286,029	362,442	648,471
Cash and cash equivalents, beginning of period	648,471	362,442	362,442	-	-
Cash and cash equivalents, end of period	$ 350,476	$ 142,225	$ 648,471	$ 362,442	$ 648,471

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$ -	$ -	$ 1,900	$ -	$ 1,900
Income taxes	$ 1,200	$ -	$ 554	$ -	$ 554

The accompanying notes are an integral part of these financial statements.

Ad-Vantage Networks, Inc.

(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

for the period from February 23, 2010 (Date of Inception) through December 31, 2010,

for the year ended December 31, 2011

and for the six months ended June 30, 2012 (unaudited)

	Series A Preferred		Series B Preferred		Series C Preferred		Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	$	Shares	$	Shares	$	Shares	$	$	$	$
Balance at February 23, 2010 (Date of Inception)	-	$ -	-	$ -	-	$ -	-	$ -	$ -	$ -	$ -
Issuance of common shares to directors (founder’s shares)	-	-	-	-	-	-	10,000,000	10,000	(10,000)	-	-
Warrants issued for services rendered	-	-	-	-	-	-	-	-	14,761	-	14,761
Stock issued for services rendered	-	-	-	-	-	-	431,165	431	67,477	-	67,908
Stock based compensation	-	-	-	-	-	-	-	-	6,811	-	6,811
Series A preferred stock	3,492,061	3,492	-	-	-	-	-	-	546,508	-	550,000
Net loss for the period from February 23, 2010 (Date of Inception) through December 31, 2010	-	-	-	-	-	-	-	-	-	(239,128)	(239,128)
Balance at December 31, 2010	3,492,061	3,492	-	-	-	-	10,431,165	10,431	625,557	(239,128)	400,352
Series B preferred stock	-	-	2,191,838	2,192	-	-	-	-	997,807	-	999,999
Stock based compensation	-	-	-	-	-	-	-	-	19,378	-	19,378
Net loss for the year ended December 31, 2011	-	-		-	-	-	-	-	-	(671,533)	(671,533)
Balance at December 31, 2011	3,492,061	3,492	2,191,838	2,192	-	-	10,431,165	10,431	1,642,742	(910,661)	748,196
Series C preferred stock	-	-	-	-	528,070	528	-	-	601,472	-	602,000
Exercised warrants	168,651	169	-	-	-	-	-	-	26,394	-	26,563
Exercised options	-	-	-	-	-	-	185,604	186	29,048		29,234
Stock based compensation	-	-	-	-	-	-	-	-	30,092	-	30,092
Net loss for the six months ended June 30, 2012	-	-	-	-	-	-	-	-	-	(999,912)	(999,912)
Balance at June 30, 2012 (unaudited)	3,660,712	$ 3,661	2,191,838	$ 2,192	528,070	$ 528	10,616,769	$ 10,617	$ 2,329,748	$ (1,910,573)	$ 436,173

The accompanying notes are an integral part of these financial statements.

  Ad-Vantage Networks, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Information subsequent to December 31, 2011 is unaudited)

1.  Principal Business Activities:

Organization and Business

Ad-Vantage Networks, Inc. (“Ad-Vantage”) is a development stage company engaged in digital advertising service technology. Ad-Vantage was formed as a Delaware Limited Liability Corporation (LLC) on February 23, 2010 and on July 7, 2010 was converted to a Delaware Corporation.

On July 6, 2010, Ad-Vantage completed a reorganization in which the predecessor to the Company, Ad-Vantage Networks, LLC, was converted into Ad-Vantage Networks, Inc. (the “Conversion”). As part of the Conversion, the Ad-Vantage issued 10,000,000 shares of common stock.

Ad-Vantage’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Ad-Vantage also faces certain risks and uncertainties which are present in many emerging intellectual technology companies regarding product development, future profitability, ability to obtain future capital, protection of patents and property rights, competition, rapid technological change, government regulations, recruiting and retaining key personnel, and third party vendors and manufacturers.

Development Stage

From the date of inception on February 23, 2010, Ad-Vantage has been in the development stage and therefore is classified as a development stage enterprise.

Merger with JMG Exploration, Inc.

On August 31, 2012, Ad-Vantage consummated a reverse triangular merger with a wholly owned subsidiary of JMG Exploration, Inc. (“JMG”) pursuant to which Ad-Vantage became the surviving entity of the Merger and Ad-Vantage became a wholly owned subsidiary of JMG (Note 11).

2.  Summary of Significant Accounting Policies:

Interim (unaudited) Financial Statements

The accompanying unaudited financial statements and related notes for the six month periods ended June 30, 2012 and 2011 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Results for interim periods should not be considered indicative of results for a full year. The accounting policies used in preparing these interim financial statements are the same as those for the year ended December 31, 2011. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of the results for interim periods have been included.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions by management that affect reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

Ad-Vantage considers all highly liquid investment with a maturity at the date of purchase of three months or less to be cash equivalents.

Cash Concentration - Ad-Vantage maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. Ad-Vantage has not experienced any losses in such accounts and does not believe that it is exposed to any significant credit risk on cash.

Fair value of Financial Instruments

The estimated fair values are determined at discrete points in time based on relevant market information.  These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of all financial instruments on Ad-Vantage’s balance sheets were determined by using available market information and appropriate valuation methodologies.  Fair value is described as the amount at which the instrument could be exchanged in a current transaction between informed willing parties, other than a forced liquidation.  However, considerable judgment is required in interpreting market data to develop the estimates of fair value.  Accordingly, the estimates presented herein are not necessarily indicative of the amounts Ad-Vantage could realize in a current market exchange.  The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.  Ad-Vantage does not have any off balance sheet financial instruments.

Trade accounts receivable, accounts payable and certain other current assets and liabilities are reported on the balance sheet at carrying value which approximates fair value due to the short-term maturities of these instruments.

The fair value of Ad-Vantage’s debt is estimated based on current rates offered to Ad-Vantage for similar debt and approximates carrying value.

Concentration of credit risk

Financial instruments, which potentially subject Ad-Vantage to concentrations of credit risk, consist principally of cash and cash equivalents. At June 30, 2012 (unaudited), Ad-Vantage had all of its cash and cash equivalents with one banking institution. Ad-Vantage partially mitigates the concentration risk associated with cash deposits by only depositing material amounts of funds with major banking institutions.

Interest rate risk

At June 30, 2012 (unaudited), December 31, 2011 and 2010, Ad-Vantage had no outstanding indebtedness that bears interest.

Foreign currency risk

Foreign currency risk is the risk that a variation in exchange rates between the United States dollar and the foreign currencies will affect Ad-Vantage’s operating and financial results.  All Ad-Vantage’s business is conducted with US dollars.

Ad-Vantage has no financial assets that are subject to fair value measurement as of June 30, 2012 (unaudited), December 31, 2011 and 2010.

Property and Equipment

Depreciation of property and equipment is provided for by the straight-line method over the three to seven year estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of the assets’ useful lives or the remaining term of the lease.

Impairment of Long-Lived Assets

When assets are placed into service, we make estimates with respect to their useful lives that we believe are reasonable. However, factors such as competition, regulation, or environmental matters could cause us to change our estimates, thus impacting the future calculation of depreciation and depletion. We evaluate long-lived assets for potential impairment by identifying whether indicators of impairment exist and, if so, assessing whether the long-lived assets are recoverable from estimated future undiscounted cash flows. The actual amount of impairment loss, if any, to be recorded is equal to the amount by which a long-lived asset’s carrying value exceeds its fair value. Estimates of future discounted cash flows and fair values of assets require subjective assumptions with regard to future operating results and actual results could differ from those estimates.

Intangible Assets

Ad-Vantage evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends, and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Patents

Legal costs, patent registration fees, and models and drawings required for filing patent applications are capitalized if they relate to commercially viable technologies. Commercially viable technologies are those technologies that are projected to generate future positive cash flows in the near term. Legal costs associated with applications that are not determined to be commercially viable are expensed as incurred. All research and development costs incurred in developing the patentable idea are expensed as incurred. Legal fees from the costs incurred in successful defense to the extent of an evident increase in the value of the patents are capitalized.

Revenue Recognition

Ad-Vantage earns revenue from ads placed on internet service providers’ web pages. Revenues are earned when end users view the advertisements. Ad-Vantage accrues any revenue sharing percentage with the network provider at the same time.

Income Taxes

Ad-Vantage accounts for income taxes using the asset and liability method of accounting for deferred income taxes (Note 8).

The provision for income taxes includes federal and state income taxes currently payable and deferred taxes resulting from temporary differences between the financial statement and tax bases of assets and liabilities. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

With respect to uncertain tax positions, Ad-Vantage would recognize the tax benefit from an uncertain tax position only if it is more-likely-than-not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the position. The tax benefits to be recognized in the financial statements from such a position would be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Ad-Vantage’s reassessment of its tax positions did not have a material impact on its results of operations and financial position.

Advertising

Advertising costs are charged to expense as incurred. There were no advertising costs incurred during 2011 and 2010. Advertising costs for the six months ended June 30, 2012 and 2011 (unaudited) were $21,429 and $0, respectively.

Research and Development

Research and development costs are expensed as incurred. Total research and development costs for the six months ended June 30, 2012 and June 30, 2011 (unaudited), the year ended December 31, 2011 and for the period from February 23, 2010 (Date of Inception) through December 31, 2010 and 2011, respectively were as follows:

	(Unaudited) Six months ended June 30,		For the year ended December 31,	For the period from February 23, 2010 (Date of Inception) through December 31,
	2012	2011	2011	2010	2011
Research and development costs	$ 95,684	$ 59,827	$ 134,296	$ 78,002	$ 212,298

Stock-based compensation

Ad-Vantage accounts for the cost of Director/employee/consultant services received in exchange for the award of common stock options or warrants based on the fair value of the award on the date of grant. The fair value of each stock option grant or warrant was estimated on the date of grant using the Black-Scholes option-pricing model. The expected life assumption is based on the expected life assumptions of similar entities. Expected volatility is based on actual share price volatility of similar companies of the preceding twelve months. The risk-free interest rate is the yield currently available on U.S. Treasury zero-coupon issues with a remaining term approximating the expected term used as the input to the Black-Scholes model. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods as options vest, if actual forfeitures differ from those estimates.

Ad-Vantage recognizes stock-based compensation expense as a component of general and administrative expenses in the statements of operations as follows:

	(Unaudited) Six months ended June 30,		For the year ended December 31,	For the period from February 23, 2010 (Date of Inception) through December 31,
	2012	2011	2011	2010	2011
Salary and other compensation expense	$ 30,092	$ 8,931	$ 19,378	$ 6,811	$ 26,189

Fair Value Measurements

The fair value hierarchy established by ASC 820 “ Fair Value Measurements and Disclosures” prioritizes the inputs used in valuation techniques into three levels as follows:

•

Level 1 – Observable inputs – unadjusted quoted prices in active markets for identical assets and liabilities;

•

Level 2 – Observable inputs other than quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data; and

•

Level 3 – Unobservable inputs – includes amounts derived from valuation models where one or more significant inputs are unobservable.

Loss per Common Share

Loss per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of Ad-Vantage. The shares issuable upon the exercise of stock options and warrants are excluded from the calculation of net loss per share for the six month periods ended June 30, 2012 and 2011 (unaudited) because their effect would be antidilutive. The following shares were accordingly excluded from the net income/loss per share calculation.

	(unaudited) Three month period ended June 30,		(unaudited) Six month period ended June 30,
	2012	2011	2012	2011
Stock warrants	-	168,651	-	168,651
Stock options	599,917	377,500	599,917	377,500
Total shares excluded	599,917	546,151	599,917	546,151

New Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued ASU 2011-04, Fair Value Measurement (“ASU 2011-04”), which amended ASC 820, Fair Value Measurements (“ASC 820”), providing a consistent definition and measurement of fair value, as well as similar disclosure requirements between U.S. GAAP and International Financial Reporting Standards. ASU 2011-04 changes certain fair value measurement principles, clarifies the application of existing fair value measurement and expands the disclosure requirements. ASU 2011-04 will be effective for us beginning January 1, 2012. The adoption of ASU 2011-04 did not have a material effect on our financial statements or disclosures.

3.  Property and Equipment

Property and equipment, at cost, consists of the following:

	(Unaudited) June 30,	December 31,
	2012	2011	2010
Computer equipment	$ 75,692	$ 28,950	$ -
Accumulated depreciation	(12,237)	(2,276)	-
Property and equipment, net of depreciation	$ 63,455	$ 26,674	$ -

Depreciation expense was $9,960,  $2,276 and $0 for the six months ended June 30, 2012 (unaudited), the year ended December 31, 2011 and the period from February 23, 2010 (Date of Inception) through December 31, 2010, respectively.

4.  Patents

Ad-Vantage has filed for domestic and international patent protection on its technology. In the United States, one patent has been issued and four are pending. Internationally, no patents have been issued. Patents, at cost, consist of the following:

	(Unaudited) June 30,	December 31,
	2012	2011	2010
Patents	$ 208,559	$ 141,463	$ 47,093
Accumulated amortization	-	-	-
Patents, net of amortization	$ 208,559	$ 141,463	$ 47,093

5.  Commitments and Contingencies

Operating Leases – In January 2012, Ad-Vantage entered into an operating lease agreement that commenced February 2012 for its office facility, which expires on February 19, 2014.

Future minimum lease commitments are as follows:

Years ending December 31,	Amount
2012	$ 90,539
2013	107,475
2014	15,083
$ 213,097

6.  Note Payable

In March 2011, Ad-Vantage entered into a promissory note that provides for advances of up to $500,000 with interest at 12% per annum payable monthly. The promissory note was provided by an investor in our preferred stock (Note 9).

7.   Stockholders’ Equity

On July 7, 2010, Ad-Vantage completed a reorganization in which Ad-Vantage Networks, LLC was converted into Ad-Vantage Networks, Inc., a Delaware corporation (the “Conversion”). As part of the Conversion, Ad-Vantage issued 10,000,000 shares of common stock.

Authorized, issued and outstanding

Common Stock

Ad-Vantage has authorized 30,000,000 common shares with a $0.001 par value. As of June 30, 2012 (unaudited), December 31, 2011 and 2010 there were 10,616,769 and 10,431,165 common shares issued and outstanding.

In 2010, Ad-Vantage issued 431,165 common shares at a fair value of $67,908 to a consultant for consulting services.

Preferred Stock

Ad-Vantage has authorized 7,000,000 preferred shares with a $0.001 par value. Issuances of Preferred Stock are as follows:

Series A Preferred Stock – In April 2012, 168,651 shares of preferred stock warrants were exercised. In July 2010 Ad-Vantage closed a private placement of 3,492,061 shares of Series A Preferred Stock at $0.1575 per share for total proceeds of $550,000. A total of 3,660,712 and 3,492,061 shares of Series A

Preferred Stock were outstanding as of June 30, 2012 (unaudited),  December 31, 2011 and 2010, respectively.

The Series A Preferred Stock ranks senior in liquidation and dividend preferences to Ad-Vantage’s common stock. Holders of Series A Preferred Stock accrue dividends at the rate per annum of $0.0126. At June 30, 2012 (unaudited) and December 31, 2011, Series A Preferred Stock had dividends accumulated of approximately $88,382 and $66,000, respectively. No dividends have been declared, therefore there are no amounts accrued on the balance sheet.

The holders of the Series A Preferred Stock have conversion rights equivalent to such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series A original issue price of $0.1575 by the then applicable conversion price. The conversion ratio is subject to customary anti-dilution adjustments, including in the event that Ad-Vantage issues equity securities at a price equivalent to less than the conversion price in effect immediately prior to such issue.

The holders of Series A Preferred Stock have a liquidation preference over the holders of Ad-Vantage’s common stock equivalent to the purchase price per share of the Series A Preferred Stock plus any accrued and unpaid dividends, whether or not declared, on the Series A Preferred Stock. A liquidation would be deemed to occur upon the happening of customary events, including transfer of all or substantially all of Ad-Vantage’s common stock or assets or a merger, or consolidation. Ad-Vantage believes that such liquidation events are within its control and therefore has classified the Series A Preferred Stock in stockholders’ equity.

The holders of Series A Preferred Stock vote together as a single class with the holders of Ad-Vantage’s common stock and the holders of Ad-Vantage’s Series B and Series C Preferred Stock on all action to be taken by Ad-Vantage’s stockholders. Each share of Series A Preferred Stock entitles the holder to the number of votes equal to the number of shares of common stock into which the shares of the Series A Preferred Stock are convertible into as of the record date for determining stockholders entitled to vote on such matter.

In connection with the issuance of Series A Preferred Stock, Ad-Vantage entered into an Investors’ Rights Agreement (the “Rights Agreement”). The Rights Agreement, as later amended and restated, provides that holders of at least 40% of then current Registrable Securities, including Ad-Vantage’s common stock into which the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have been converted or are convertible, may demand and cause Ad-Vantage to register a Form S-1 or Form S-3, if eligible, on their behalf for the shares of common stock issued, issuable or that may be issuable upon conversion of the Series A Preferred Stock (the “Registrable Securities”). Whenever required under this agreement to effect the registration of any Registrable Securities, Ad-Vantage shall, as expeditiously as reasonably possible prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective.

Series B Preferred Stock - In November 2011 Ad-Vantage closed a private placement of 2,191,838 shares of Series B Preferred Stock at $0.4562 per share for total proceeds of $999,999. A total of 2,191,838 shares of Series B Preferred Stock were outstanding as of June 30, 2012 (unaudited) and December 31, 2011, respectively.

Upon any issuance, the Series B Preferred Stock would rank senior in liquidation and dividend preferences to Ad-Vantage’s common stock. Holders of Series B Preferred Stock accrue dividends at the rate per annum $0.0365 per share. At June 30, 2012 (unaudited) and December 31, 2011, Series B Preferred Stock had dividends accumulated of approximately $52,801 and $13,334, respectively. No dividends have been declared, therefore there are no amounts accrued on the balance sheet.

The holders of the Series B Preferred Stock would have conversion rights equivalent to such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series B original issue price of $0.4562 by the then applicable conversion price. The conversion ratio is subject to customary anti-dilution adjustments, including in the event that Ad-Vantage issues equity securities at a price equivalent to less than the conversion price in effect immediately prior to such issue.

The holders of Series B Preferred Stock would have a liquidation preference over the holders of Ad-Vantage’s common stock equivalent to the purchase price per share of the Series B Preferred Stock plus any accrued and unpaid dividends, whether or not declared, on the Series B Preferred Stock. A liquidation would be deemed to occur upon the happening of customary events, including transfer of all or substantially all of Ad-Vantage’s common stock or assets or a merger, or consolidation. Ad-Vantage believes that such liquidation events are within its control and therefore Company has classified the Series B Preferred Stock in stockholders’ equity.

The holders of Series B Preferred Stock vote together as a single class with the holders of Ad-Vantage’s common stock, Series A Preferred Stock, and Series C Preferred Stock on all action to be taken by Ad-Vantage’s stockholders. Each share of Series B Preferred Stock entitles the holder to the number of votes equal to the number of shares of common stock into which the shares of the Series B Preferred Stock are convertible into as of the record date for determining stockholders entitled to vote on such matter.

In connection with the issuance of Series B Preferred Stock, Ad-Vantage entered into an Investors’ Rights Agreement (the “Rights Agreement”). The Rights Agreement, as later amended and restated, provides that holders of at least 40% of then current Registrable Securities, including Ad-Vantage’s common stock into which the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have been converted or are convertible, may demand and cause Ad-Vantage to register a Form S-1 or Form S-3, if eligible, on their behalf for the shares of common stock issued, issuable or that may be issuable upon conversion of the Series A Preferred Stock (the “Registrable Securities”). Whenever required under this agreement to effect the registration of any Registrable Securities, Ad-Vantage shall, as expeditiously as reasonably possible prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective.

Series C Preferred Stock – In April 2012 Ad-Vantage closed a placement of 528,070 shares of Series C Preferred Stock at $1.14 per share for total proceeds of $602,000. A total of 528,070 and no shares of Series C Preferred Stock were outstanding as of June 30, 2012 (unaudited) and December 31, 2011, respectively.

Upon any issuance, the Series C Preferred Stock would rank senior in liquidation and dividend preferences to Ad-Vantage’s common stock. Holders of Series C Preferred Stock accrue dividends at the rate per annum $0.0912 per share. At June 30, 2012 (unaudited), Series C Preferred Stock had dividends accumulated of approximately $7,706.  No dividends have been declared, therefore there are no amounts accrued on the balance sheet.

The holders of the Series C Preferred Stock would have conversion rights equivalent to such number of fully paid and non-assessable shares of common stock as is determined by dividing the Series C original issue price of $1.14 by the then applicable conversion price. The conversion ratio is subject to customary anti-dilution adjustments, including in the event that Ad-Vantage issues equity securities at a price equivalent to less than the conversion price in effect immediately prior to such issue.

The holders of Series C Preferred Stock would have a liquidation preference over the holders of Ad-Vantage’s common stock equivalent to the purchase price per share of the Series C Preferred Stock plus any accrued and unpaid dividends, whether or not declared, on the Series C Preferred Stock. A liquidation would be deemed to occur upon the happening of customary events, including transfer of all or substantially all of Ad-Vantage’s common stock or assets or a merger, or consolidation. Ad-Vantage believes that such liquidation events are within its control and therefore Company has classified the Series C Preferred Stock in stockholders’ equity.

The holders of Series C Preferred Stock vote together as a single class with the holders of Ad-Vantage’s Common Stock, Series A Stock and Series B stock on all action to be taken by Ad-Vantage’s stockholders. Each share of Series C Preferred Stock entitles the holder to the number of votes equal to the number of shares of common stock into which the shares of the Series C Preferred Stock are convertible into as of the record date for determining stockholders entitled to vote on such matter.

In connection with the issuance of Series C Preferred Stock, Ad-Vantage entered into an Investors’ Rights Agreement (the “Rights Agreement”). The Rights Agreement provides that holders of at least 40% of then current Registrable Securities, including Ad-Vantage’s common stock into which the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have been converted or are convertible, may demand and cause Ad-Vantage to register a Form S-1 or Form S-3, if eligible, on their behalf for the shares of common stock issued, issuable or that may be issuable upon conversion of the Series A Preferred Stock (the “Registrable Securities”). Whenever required under this agreement to effect the registration of any Registrable Securities, Ad-Vantage shall, as expeditiously as reasonably possible prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective.

8.  Income Taxes

Ad-Vantage files income tax returns in the U.S. federal jurisdiction and the state of California. There are currently no income tax examinations underway for these jurisdictions since December 31, 2010 is the initial tax filing period.

Ad-Vantage provides deferred income taxes for differences between the tax reporting bases and the financial reporting bases of assets and liabilities. Ad-Vantage had no unrecognized income tax benefits. Should Ad-Vantage incur interest and penalties relating to tax uncertainties, such amounts would be classified as a component of interest expense and operating expense, respectively. Unrecognized tax benefits are not expected to increase or decrease within the next twelve months.

Deferred Income Taxes – Ad-Vantage does not recognize the deferred income tax asset at this time because the realization of the asset is less likely than not. The components of Ad-Vantage’s deferred income tax asset are as follows:

	December 31,
	2011	2010
Deferred Tax Assets:
Net operating loss carry forward	$ 248,366	$ 60,243
Stock-based compensation	38,334	8,302
Accrued expenses	35,685	3,769
Depreciation	437	-
Total	322,822	72,314
Valuation allowance for deferred tax asset	(300,204)	(67,254)
Total deferred tax assets	$ 22,618	$ 5,060

Deferred Tax Liability:
State taxes	$ 22,618	$ 5,060
Total deferred tax liability	22,618	5,060
Net deferred tax asset	$ -	$ -

As of December 31, 2011, Ad-Vantage has net operating losses for federal and state income tax purposes of approximately $720,489 and $719,935, respectively, which are available for application against future taxable income and which will start expiring in 2031 and 2021, respectively. The benefit associated with the net operating loss carry forward will more likely than not go unrealized unless a future operation is successful. Since the success of future operations is indeterminable, the potential benefits resulting from these net operating losses have not been recorded in the financial statements.

9.  Related Party Transactions

Ad-Vantage utilizes the programming services of a company managed by its Chief Technology Officer. Payments to this company were $85,559, $100,046 and $27,737 for the six months ended June 30, 2012 (unaudited), the year ending December 31, 2011 and the period from February 23, 2010 (Date of Inception) through December 31, 2010, respectively.

In March 2011, Ad-Vantage entered into a promissory note that provides for advances of up to $500,000 with interest at 12% per annum payable monthly. The promissory note was provided by an investor in our preferred stock. The promissory note matures in 36 months and any principal balance is due and payable 90 days after the note matures and Ad-Vantage has received written notice of demand for payment. A total of $80,000 was borrowed under this promissory note on September 1, 2011 and an additional $30,000 on October 3, 2011. The promissory note was paid in full on November 1, 2011.

10.  Stock-Based Compensation

Ad-Vantage's Board of directors adopted the 2010 Equity Incentive Plan (the “Plan”) in September 2010. The Plan provides long-term incentives to employees, members of the Board, and advisers and consultants of Ad-Vantage who are able to contribute towards the creation of or have created stockholder value by providing them stock options and other stock and cash incentives. Provisions such as vesting, repurchase and exercise conditions and limitations are determined by the Board of Directors on the grant date. The total number of shares that may be issued pursuant to the Plan shall not exceed 1,250,000 shares, subject to adjustment in the event of certain recapitalizations, reorganizations, and similar transactions. Generally, shares that are forfeited or canceled from awards under the Plan also will be available for future awards.

As of June 30, 2012 (unaudited) and December 31, 2011, 785,521 and 596,684 options were granted under the Plan, respectively, and 464,479 and 653,316 options were available to be granted under the Plan, respectively.

Stock options

During the six months ended June 30, 2012 (unaudited), the year ended December 31, 2011 and the period from February 23, 2010 (Date of Inception) through December 31, 2010, Ad-Vantage granted 188,837, 294,684 and 302,000 stock options, respectively, under the Plan to certain employees, directors, and advisers, respectively. A total of 377,500 options vest monthly over a 24 month period and 408,021 options vest one quarter (1/4) after one year and the balance over a 36 month period.

A summary of stock option activity from February 23, 2010 (Date of Inception) through June 30, 2012 (unaudited) is as follows:

	Number of Options	Weighted average exercise price per share	Weighted- Average Remaining Contractual Life
Outstanding at Inception (February 23, 2010)	-	-
Granted during 2010	302,000	$0.1575	5.65 years
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding at December 31, 2010	302,000	$0.1575	5.65 years
Granted in May, 2011	75,500	$0.1575	6.28 years
Granted in December, 2011	219,184	$0.4562	6.96 years
Exercised	-	-
Forfeited	-	-
Expired	-	-
Outstanding at December 31, 2011	596,684	$0.2672	6.21 years
Granted during 2012	188,837	$1.1400	6.96 years
Exercised	(185,604)	$0.4562	6.96 years
Forfeited	-	-
Expired	-	-
Outstanding at June 30, 2012 (unaudited)	599,917	$0.5759	4.05 years

The exercise price and vesting period of each stock option is specified by the Board of Directors at the time of grant. The stock options expire seven years after the grant date.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The expected life assumption is based on the expected life assumptions of similar entities. Expected volatility is based on actual share price volatility of similar companies of the preceding twelve months. The risk-free interest rate is the yield currently available on U.S. Treasury zero-coupon issues with an expected term ranging from 2.5 to 5 years used as the input to the Black-Scholes model. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods as options vest, if actual forfeitures differ from those estimates. During the six months ended June 30, 2012 (unaudited), the year ended December 31, 2011, and for the period February 23, 2010 (Date of Inception) through December 31, 2010, Ad-Vantage experienced no forfeitures. The weighted average grant date fair value of options granted during 2011 and 2010 amounted to $0.101 and $0.158 per option, respectively, using the Black Scholes pricing model using the following assumptions:

For the period ending:	(Unaudited) June 30,	December 31,
	2012	2011	2010
Weighted average risk-free interest rate	1.18%	1.72%	1.91%
Expected life in years	7.00	7.00	7.00
Expected volatility	106%	82%	73%
Expected dividends	-	-	-

As of June 30, 2012 (unaudited) and December 31, 2011 there was $333,037 and $88,454 of total unrecognized compensation costs, respectively, related to non-vested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of approximately 5.92 years from June 30, 2012 (unaudited) and 2.7 years from December 31, 2011.

The following table summarizes information about stock options outstanding at June 30, 2012 (unaudited) and December 31, 2011:

Options outstanding				Options exercisable
Exercise prices	# of shares outstanding	Weighted Average Remaining Contractual Life	Exercise price	# of shares outstanding	Weighted Average Remaining Contractual Life	Exercise price
June 30, 2012 (unaudited)
$0.1575	151,000	5.15 years	$0.1575	138,417	5.15 years	$0.1575
$0.1575	40,896	5.79 years	$0.1575	23,856	5.79 years	$0.1575
$0.4562	219,184	6.47 years	$0.4562	-	-	-
$1.1400	188,837	6.90 years	$1.1400	-	-	-
	599,917			162,273
December 31, 2011
$0.1575	302,000	5.65 years	$0.1575	201,333	5.65 years	$0.1575
$0.1575	75,500	6.28 years	$0.1575	25,167	6.28 years	$0.1575
$0.4562	219,184	6.96 years	$0.4562	-	-	-
	596,684			226,500

Intrinsic Value of options outstanding and options exercisable
	Intrinsic Value of Options Outstanding	Intrinsic Value of Options Exercisable	Intrinsic Value of Options Exercised
Six months ended June 30, 2012 (unaudited)	$ 338,416	$ 159,433	n/a
Year ended December 31, 2011	$ 520,772	$ 222,536	n/a

Series A Preferred Stock Warrants

Series A Preferred Stock Warrants Issued for Consulting Services

Ad-Vantage had the following Series A Preferred Stock warrant activity during the period from February 23, 2010 (Date of Inception) through June 30, 2012 (unaudited):

Number of shares
Outstanding at February 23, 2010 (Date of Inception)	-
Issued	168,651
Outstanding at December 31, 2010	168,651
Exercised	-
Outstanding at December 31, 2011	168,651
Exercised	(168,651)
Outstanding at June 30, 2012 (unaudited)	-

The following table summarizes certain aspects of Ad-Vantage’s outstanding warrants as of December 31, 2011:

Warrants Issued in Connection with:	Number of shares outstanding and Vested	Exercise Price ($)	Issuance Date	Expiration Date
Consulting agreement	118,055	0.1575	7/24/10	7/24/17
Consulting agreement	50,596	0.1575	7/24/10	7/24/17
	168,651

The initial value of such warrants was calculated using the Black-Scholes valuation model using the following assumptions:

Weighted average risk-free interest	1.91%
Expected life in years	7.00
Expected volatility	73%
Expected dividends	0

The total fair value of warrants issued during the year ended December 31, 2010 was $14,761. Ad-Vantage amortizes the fair value of the warrants ratably over the consulting agreement. Accordingly, $14,761 was charged to salary and other compensation expense and credited to additional paid-in capital during the year ended December 31, 2010.

11.  Subsequent Event

Assignment of License Agreement

In July 2012, Ad-Vantage licensed some specific noncore intellectual property and technology to an affiliated entity in exchange for all of the membership interest in the affiliated entity. The membership interests were then dividend out to the shareholders of record of Ad-Vantage as of July 2nd. The value of the intellectual property as determined by management was approximately $20,000.

Senior Secured Promissory Note

On July 12, 2012, Ad-Vantage received $1,400,000 pursuant to a senior secured promissory note. The note is secured by a lien on all assets of Ad-Vantage, bears interest at 10% per annum and is due and payable in full on or before the earliest of: (a) the Closing Date of the Merger, (b) January 9, 2014 and (c) the date of any default as specified by the note. Effective with the closing of the Merger on August 31, 2012, this note was owed by Ad-Vantage to its owner, JMG.

Grant of stock options

In May and August 2012, Ad-Vantage granted a total of 518,837 stock options under the 2010 Equity Incentive Plan. 368,837 options vest over a four year period and 150,000 options vest in equal amounts over 24 months; all are exercisable at $1.14 per share and expire seven years after the vesting commencement date.  Ad-Vantage also granted 2,800,000 non-qualified stock options outside the 2010 Equity Incentive Plan to be allocated among senior management. These options are exercisable at $1.14 per share, vested fully on August 31, 2012 upon the closing of Ad-Vantage’s merger with a subsidiary of JMG, and expire on August 31, 2018.

Merger with JMG Exploration, Inc.

On August 31, 2012, Ad-Vantage consummated a reverse triangular merger with a wholly owned subsidiary of JMG Exploration (“JMG”) pursuant to which Ad-Vantage became the surviving entity of the Merger and Ad-Vantage became a wholly owned subsidiary of JMG.  Pursuant to and in connection with the Amended and Restated Merger Agreement and the Merger:

•

JMG issued 169,973.88 shares of Class M Preferred Stock (the “Class M Preferred”), a newly authorized class of JMG preferred stock, as consideration for the Merger.  Each issued and outstanding share of Ad-Vantage common stock and Ad-Vantage preferred stock (collectively, “Ad-Vantage Capital Stock”) was exchanged for 0.01 fully paid and nonassessable share of Class M Preferred (the “Exchange Ratio”).

•

JMG covenanted, as soon as reasonably practicable following the consummation of the Merger and subject to compliance with applicable law, to (i) cause its authorized number of shares of common stock to be increased from 25,000,000 to 100,000,000 (the “Authorized Share Increase”) and (ii) effect a one-for-two reverse stock split of its issued and outstanding shares of common stock (the “Reverse Stock Split”).

•

Upon the consummation of the Authorized Share Increase and the Reverse Stock Split, the shares of Class M Preferred issued in exchange for the shares of Ad-Vantage Capital Stock shall automatically convert (the “Automatic Conversion”) into shares of JMG’s common stock, at the ratio of 100 shares of common stock for each share of Class M Preferred (the “Conversion Ratio”).

•

After giving effect to the Reverse Stock Split and the Automatic Conversion, JMG will have approximately 19,726,603 shares of common stock outstanding, of which 16,997,388 shares will have been issued (giving effect to the Automatic Conversion) to complete the Merger.

•

All issued and outstanding options, warrants and other rights to acquire shares of Ad-Vantage common stock (collectively, “Ad-Vantage Options”) were converted into options, warrants or other rights to acquire shares of Class M Preferred (collectively, “Parent Class M Preferred Stock Options”) at the Exchange Ratio, with such Class M Preferred Stock Options having the same terms and being subject to the same conditions as the Ad-Vantage Options, provided, however, that upon the consummation of the Authorized Share Increase and the Reverse Stock Split all of the Class M Preferred Stock Options shall, without the requirement of any further action, convert into options for shares of JMG common stock, with such conversion occurring at the Conversion Ratio.  No Ad-Vantage Option shall have accelerated vesting in connection with the Merger.

•

JMG will extend the term of its three classes of warrants with exercise prices, respectively, of $8.50, $10.00 and $12.00 (such prices giving effect to the Reverse Stock Split) for a period of 18 months from the consummation of the Merger.

•

Each of those persons serving prior to the Merger as a director of JMG, with such resignations becoming effective as of September 16, 2012 (upon expiration of the applicable waiting period in compliance with the provisions of Rule 14f-1 (“Rule 14f-1”) of the Exchange Act of 1934, as amended (the “Exchange Act”)).

•

Each of David S. Grant and Sanjeev Kuwadekar became directors of Ad-Vantage, effective upon the consummation of the Merger, and each of Donald Wells, Ed Cerkovnik and Robert Burg became directors of Ad-Vantage as of September 16, 2102  upon expiration of the applicable waiting period in compliance with the provisions of Rule 14f-1.

•

Those persons serving as officers of JMG prior to the Merger resigned upon the consummation of the Merger and those persons serving as officers of Ad-Vantage became officers of JMG.

•

The Merger resulted in the current stockholders of JMG owning approximately 13.8% of Ad-Vantage and the Ad-Vantage Stockholders, as a group, owning the balance.

•

Certain members of the Ad-Vantage executive team agreed to lock-up, for a period of 12 months following the closing of the Merger, the shares of JMG’s common stock to be received by them in connection with the Merger.

The following unaudited pro forma financial information present the pro forma financial position and operating results assuming that the merger of Ad-Vantage Networks, Inc. ("Ad-Vantage"), a development stage company, and a subsidiary of JMG Exploration, Inc., a public company ("JMG") had taken place as of January 1, 2011.

The unaudited pro forma combined consolidated statements of operations do not reflect any potential cost savings that may be realized following the merger. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available and, in JMG’s opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the merger and related transactions. The unaudited pro forma combined statements of operations are provided for illustrative purposes only and are not necessarily indicative of what the consolidated results of operations of financial position would actually have been had the merger occurred on January 1, 2011, nor do they represent a forecast of the consolidated results of operations or financial position for any future period or date.

All information contained herein should be read in conjunction with JMG’s annual report on Form 10-K for the year ended December 31, 2011, the financial statements and notes thereto and of Ad-Vantage included in Item 9.01 of this Form 8-K/A and the notes to unaudited pro forma financial information included herein. The following pro forma financial information is included in this report:

Unaudited Pro Forma Condensed Consolidated Balance Sheet at June 30, 2012	F-26
Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2012	F-27
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information for the six months ended June 30, 2012	F-29

JMG Exploration, Inc.

Pro Forma Condensed Consolidated Balance Sheet (Note 1 and Note 2)

As of June 30, 2012

(unaudited)

			Pro Forma Adjustments
Current Assets	Historical Ad-Vantage	Historical JMG	Note	Amount	Consolidated Pro Forma
Cash and cash equivalents	$ 350,476	$ 1,537,459		$ -	$ 1,887,935
Accounts receivable	1,359	-			1,359
Prepaid expenses	9,801	-			9,801
Total current assets	361,636	1,537,459			1,899,095
Property and equipment, net	63,455
Oil and gas properties, net	-	13,346	1	(13,346)	-
Discontinued operations: assets held for sale	-	-	1	13,346	13,346
Patents, net	208,559	-			208,559
Deposits	9,950	-			9,950
Other assets	1,006	-			1,006
Total Assets	$ 644,606	$ 1,550,805		-	$ 2,195,411
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable, accrued expenses and due to affiliate	$ 208,433	$ 439,833			$ 648,266
Asset retirement obligations	-	31,786	1	(31,786)	-
Liabilities directly associated with assets held for sale	-	-	1	31,786	31,786
Total Current Liabilities	208,433	471,619		-	680,052
Total Liabilities	208,433	471,619		-	680,052

Stockholders’ equity
Preferred stock	6,381	-			6,381
Common stock	10,617	5,423		(5,423)	10,617
Additional paid-in capital	2,329,748	26,332,419	1	(25,253,233)	3,408,934
Share purchase warrants	-	2,184,452	1	(2,184,452)	-
Accumulated deficit during development stage	(1,910,573)	(27,417,093)	1	27,417,093	(1,910,573)
Accumulated other comprehensive loss	-	(26,015)	1	26,015	-
Total Stockholders’ Equity	436,173	1,079,186		-	1,515,359
Total Liabilities and Stockholders’ Equity	$ 644,606	$ 1,550,805		$ -	$ 2,195,411

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

JMG Exploration, Inc.

Pro Forma Condensed Consolidated Statement of Operations (Note 1)

 (unaudited)

			Pro Forma Adjustments
	Historical Ad-Vantage	Historical JMG	Note	Amount	Consolidated Pro Forma
For the year ended December 31, 2011:
Continuing Operations:
Revenues	$ 2,582	$ 96,000			$ 98,582
Cost of goods sold	(1,291)	(13,200)			(14,491)
Gross profit	1,291	82,800			84,091

Expenses
Professional expenses	16,733	43,696			60,429
Depreciation	2,276	10,674	2	(10,674)	2,276
Salary and other compensation expense	136,225	-			136,225
Research and development expenses	134,296	-			134,296
Consulting and outside services	318,623	60,417			379,040
Production expenses, Depletion, depreciation, amortization and impairment, and Accretion on asset retirement obligation	-	64,420	2	(64,420)	-
Other general and administrative	62,660	109,194			171,854
Total expenses	670,813	288,401		(75,094)	884,120
Total operating loss	(669,522)	(205,601)			(800,029)

Other Income and Expense
Interest income	443	6,741			7,184
Interest expense	(1,900)	-			(1,900)
Total other income and expense	(1,457)	6,741			5,284
Net loss before taxes	(670,979)	(198,860)		75,094	(794,745)
Taxes	(554)	(800)			(1,354)
Net loss from continuing operations	(671,533)	(199,660)		75,094	(796,099)
Less: deemed dividend on warrant extension	-	191,310			191,310
Net loss applicable to common shareholders from continuing operations	(671,533)	(390,970)		75,094	(987,409)
Discontinued Operations:
Loss from discontinued operations	-	-	2	(75,094)	(75,094)
Net loss	$ (671,533)	$ (390,970)		$ -	$ (1,062,503)

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

JMG Exploration, Inc.

Pro Forma Condensed Consolidated Statement of Operations (See Note 1)

 (unaudited)

			Pro Forma Adjustments
	Historical Ad-Vantage	Historical JMG	Note	Amount	Consolidated Pro Forma
For the six months ended June 30, 2012:
Continuing operations:
Revenues	$ 6,365	$ 48,000		$ -	$ 54,365
Cost of goods sold	(5,579)	(6,600)			(12,179)
Gross profit	786	41,400			42,186

Expenses
Professional expenses	52,068	55,314			107,382
Rent	38,607	-			38,607
Depreciation	9,960	31,438	2	(31,438)	9,960
Salary and other compensation expense	491,280	-			491,280
Research and development expenses	95,684	-			95,684
Consulting and outside services	202,190	33,668			235,858
Advertising	21,429	-			21,429
Production expenses, Depletion, depreciation, amortization and impairment, and Accretion on asset retirement obligation	-	32,210	2	(32,210)	-
Other general and administrative	88,280	43,000		-	131,280
Total expenses	999,498	195,630		(63,648)	1,131,480
Total operating loss	(998,712)	(154,230)		63,648	(1,089,294)

Other Income:
Interest income	-	452			452
Total other income	-	452			452
Net loss before taxes	(998,712)	(153,778)		63,648	(1,088,842)
Taxes	(1,200)	-			(1,200)
Net loss from continuing operations	(999,912)	(153,778)		63,648	(1,090,042)
Less: deemed dividend on warrant extension	-	(22,986)			(22,986)
Net loss applicable to common shareholders from continuing operations	(999,912)	(176,764)		63,648	(1,113,028)
Discontinued Operations:
Loss from discontinued operations	-	-	2	(63,648)	(63,648)
Net loss	$ (999,912)	$ (176,764)		$ -	$ (1,176,676)
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1.

 Basis of Presentation

Pro Forma Condensed Consolidated Balance Sheet

The pro forma consolidated balance sheet combines the historical balance sheets of Ad-Vantage and JMG at June 30, 2012. The adjustments give effect to:

•

Classifying JMG’s oil and gas operations as discontinued operations; and

•

The elimination of the accumulated deficit of JMG; and

•

The Class M Preferred that was issued in the merger is assumed to be automatically converted to common stock. JMG will have approximately 19,726,603 shares of common stock outstanding, of which 16,997,388 shares will have been issued.

Pro Forma Condensed Consolidated Statement of Operations

The pro forma consolidated statement of operations for the year ended December 31, 2011 and the six month period ended June 30, 2012 combine the historical statements of operations of Ad-Vantage and JMG. The adjustments give effect to showing the historic oil and gas operations of JMG as a discontinued operation due to the pending spin off of the assets.

Note 2.

  Pro Forma Adjustments

1.

Reflecting JMG’s oil and gas operations as discontinued operations.

2.

Elimination of JMG accumulated deficit.

Exhibit Index

Exhibit No.	Description
2.1	Amended and Restated Agreement and Plan of Merger *
2.2	Voting agreement*
4.1	Certificate of Designation Class M Preferred Stock*
10.1	Form of Lock-Up Agreement*
99.1	Press Release, issued on August 31, 2012*

*

Previously filed as an Exhibit to Registrant’s Current Report on Form 8-K filed with the Commission on September 6, 2012.